Exhibit 99(e)(13) – (Item 27(e)(13)) Form of Contract Assumption/Transfer Response Form [Equitable Mark]		Mail To: Equitable [Retirement Service Solutions P.O. Box 1016 Charlotte, NC 28201-1016]
Equitable Financial Life Insurance Company	www.equitable.com	For Assistance Call [(XXX) XXX-XXXX]

CONTRACT ASSUMPTION/TRANSFER RESPONSE FORM

To:	Equitable Financial Life Insurance Company

Re:	Accumulator Contract Number [INSERT CONTRACT NUMBER]

	Yes, I accept the transfer of my variable annuity contract referenced above from Equitable Financial Life Insurance Company to Venerable Insurance and Annuity Company.
	No, I reject the proposed transfer of my annuity contract referenced above from Equitable Financial Life Insurance Company to Venerable Insurance and Annuity Company.

CONTRACT OWNER’S SIGNATURE	DATE

CONTRACT OWNER’S NAME

For Contracts with more than one owner:

JOINT OWNER’S SIGNATURE	DATE

JOINT OWNER’S NAME

[For Internal Use Only

Jointly owned contract: [Y/N]

Novation Jurisdiction: [insert applicable state for the contract] ]

2023VCNSNT	Novation Response Form – VIAC